AMENDMENT NO. 4 TO
           AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                     AMERICAN CENTURY MUNICIPAL TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 8th day of May, 2002 by the Trustees hereunder.

     WHEREAS, the Trustees have executed an amendment and restatement to the Agreement and Declaration of Trust dated March 9, 1998, amended March 1, 1999, March 6, 2001, August 1, 2001 and December 3, 2001,

     AND WHEREAS, the Board of Trustees have determined that it is in the best interests of American Century Municipal Trust (the "Trust") to add several new classes.

     NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended, by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the 8th day of May, 2002.

Trustees of the American Century Municipal Trust





Albert Eisenstat                                         Kenneth E. Scott





Ronald J. Gilson                                        James E. Stowers III





William M. Lyons                                        Jeanne D. Wohlers





Myron S. Scholes                                        Kathryn A. Hall


                                                              Schedule A

     Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

         Series                                                         Class           Date of Establishment

         Tax-Free Money Market Fund                                     Investor Class             07/31/1984

         Limited-Term Tax-Free Fund                                     Investor Class             03/01/1993

         Tax-Free Bond Fund                                             Investor Class             07/31/1984
         (formerly Intermediate-Term Tax-Free Fund)

         High-Yield Municipal Fund                                      Investor Class            12/15/1997
                                                                        A Class                   05/08/2002
                                                                        B Class                   05/08/2002
                                                                        C Class                   05/01/2001
                                                                        C Class II                05/08/2002

         Florida Municipal Money Market Fund                            Investor Class            04/11/1994

         Florida Municipal Bond Fund                                    Investor Class            04/11/1994
         (formerly Florida Intermediate-Term Municipal Fund)

         Arizona Municipal Bond Fund                                    Investor Class            04/11/1994
         (formerly Arizona Intermediate-Term Municipal Fund)

     This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.